                                  Exhibit 8.(c)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                                      AMONG
                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                             OPPENHEIMERFUNDS, INC.
                                       AND
                       CUNA MUTUAL LIFE INSURANCE COMPANY

         Pursuant to the Participation Agreement ("Participation Agreement"), made and entered into as of the 20th day of February 1997, and as amended by Amendment No.1 to Participation Agreement Among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc. and CUNA Mutual Life Insurance Company, dated September 22,1999, by and among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc., and CUNA Mutual Life Insurance Company, the parties hereby agree to amend Schedules 2 and 3 as attached hereto.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment No.2 to the Participation Agreement ("Amendment") to be executed in its name and on its behalf by its duly authorized representative. This Amendment shall take effect on October 1, 2002.

                                    CUNA MUTUAL LIFE INSURANCE
                                    COMPANY By its authorized officer,
                                         By

                                    Title: Date: Sept. 30, 2002

                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                    By its authorized officer,
                                         By: /

                                    Title:

                                    Date:

                                    OPPENHEIMERFUNDS, Inc.
                                    By its authorized officer,
                                         By: /

                                    Title: Date:

                                                           As of October 1, 2002

                                   SCHEDULE 2

                       CUNA MUTUAL LIFE INSURANCE COMPANY
                                    CONTRACTS

                     COVERED BY SEPARATE ACCOUNTS LISTED IN
                                   SCHEDULE 1

CUNA Mutual Life Variable Annuity
         Account MEMBERS Variable
         Annuity Product

CUNA Mutual Life Variable Account
         MEMBERS Variable Universal Life Product
         MEMBERS Variable Universal Life II Product

CUNA Mutual Life Group Variable Annuity Account
         UltraSaver Group Annuity Product
         CU Pension Saver Group Annuity Product
         CU UltraSaver Group Annuity Product
         CU Select Pension Saver Group Annuity Product

                                                           As of October 1, 2002

                                   SCHEDULE 3

                  OPPENHEIMER VARIABLE ACCOUNT FUNDS PORTFOLIO

Oppenheimer High Income Fund/ VA, Non-Service shares

Oppenheimer Main Street Growth & Income Fund/VA, Non-Service Shares

Oppenheimer Capital Appreciation Fund/VA, Non-Service Shares